            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our seven reports dated October 16, 2009, relating to the financial statements and financial highlights which appear in the August 31, 2009 Annual Report to Shareholders of each of the seven funds constituting AIM Counselor Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP
Houston, Texas
December 2, 2009